UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 5, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2013, Mark K. Stover, the Executive Vice President – Exploration and Development of PetroQuest Energy, Inc. (the “Company”), resigned from his positions to pursue other interests, effective March 6, 2013.

Also on March 5, 2013, Tracy Price, the Executive Vice President – Land of the Company, was promoted to Executive Vice President – Business Development & Land of the Company. Prior to joining the Company in May 2012, Mr. Price served as the Managing Director – Oil and Gas Division for Natural Resources Partners LLC from 2011. Prior to his tenure at Natural Resources Partners, he served as the Senior Vice President—Business Development for Crimson Exploration Inc. from 2005 until 2011. From 2001 until 2005, Mr. Price served as Senior Vice President—Land and Business Development for The Houston Exploration Company. From 1990 to 2001, he served as Manager of Land and Business Development for Newfield Exploration Company. From 1986 to 1990, Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas in 1981.

In connection with Mr. Stover’s resignation, the Company and Mr. Stover entered into a separation agreement and release providing Mr. Stover with the benefits under Section 6.3 of his Amended Executive Employment Agreement dated effective as of December 31, 2008 (the “Employment Agreement”), with the Company. The foregoing description of the Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Amended Executive Employment Agreement dated effective as of December 31, 2008, between Mark K. Stover and PetroQuest Energy, Inc. (incorporated herein by reference to Exhibit 10.19 to Form 10-K filed February 27, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013

PETROQUEST ENERGY, INC.

/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary

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